                                                                    EXHIBIT 3.11

                           ARTICLES OF INCORPORATION

                                       OF

                                   TPAC, INC.


                   (a close corporation under Title 4 of the
                  Corporations and Associations Article of the
                          Annotated Code of Maryland)

         FIRST: The undersigned, Charles E. Fenton, whose post office address is 10 light Street, Baltimore, Maryland, 21202 being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

         SECOND: The name of the corporation (hereinafter called the "Corporation") is

                                   TPAC, INC.

         THIRD: The Corporation shall be a "Close Corporation" as defined and authorized by Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland.

         FOURTH: The purposes for which the Corporation is formed are to carry out and conduct accounts receivable management services and related services and to exercise all the powers, rights and privileges granted to corporations under the general laws of Maryland, including, but not limited to, anything permitted in Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time; and to engage in such business and transactions which the stockholders shall deem advisable.

         FIFTH: The post office address of the principal office of the Corporation in Maryland is 1900 Sulphur Spring Road, Baltimore, Maryland, 21227. The name and post office address of the resident agent of the Corporation in Maryland are Dennis A. Pryor, 1900 Sulphur Spring Road, Baltimore, Maryland, 21227. Said agent is a citizen of Maryland and actually resides therein.

         SIXTH: The total number of shares of stock which the Corporation has authority to issue is 100,000 shares of the par value of one dollar a share, all of one class designated as Common Stock, and with an aggregate par value of 100,000 dollars.

         SEVENTH: Conditions of and restrictions in the transfer of any share or shares of stock in this Corporation shall be governed by those provisions set forth in Section 4-503 of the said Corporations and Associations Article and related sections of said Article, as amended from time to time.

         EIGHTH: After completion of the organization meeting of the director and the issuance of one or more shares of the stock of the Corporation, the Corporation shall have no board of directors. Until such time, the Corporation shall have one director whose name is Dennis A. Pryor.

         NINTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and stockholders:

         (1) The Corporation and its stockholder shall be empowered and authorized to exercise all the rights and privileges conferred upon a close corporation under Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland or as the same may be amended from time to time, including without limitation the authority to enter into one or more unanimous stockholders' agreements as authorized by Section 401 under said Title.

         (2) Upon the dissolution of the board of directors pursuant to Article EIGHTH of these Articles of Incorporation, the stockholders, by their direct action, shall manage the business and affairs of the corporations and otherwise assume those powers and responsibilities of directors as provided under Section 4-303 of the said Corporations and Associations Article.

         TENTH:  The duration of this Corporation shall be perpetual.

         IN WITNESS WHEREOF, I do hereby acknowledge these Articles of Incorporation to be my act this 6th day of October, 1976.


                                       /s/ CHARLES E. FENTON
                                       -------------------------
                                           Charles E. Fenton

                             ARTICLES OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                                       OF
                       MEDICAL MANAGEMENT SCIENCES, INC.

     On December 16, 1985, all of the Directors and all of the Shareholders of the Corporation found that the following proposed amendment of its Articles of Incorporation was in the best interests of the Corporation, and all of said Directors and Shareholders unanimously consented to the following proposed amendment pursuant to Title I of the Code of Maryland.

                                  ARTICLE SIX

     The total number of shares of stock which the Corporation has authority to issue is 10,000 shares of the par value of one dollar a share, all of one class designated as Common Stock, and with an aggregate par value of 10,000 dollars.

     The number of shares of stock which the Corporation has outstanding on December 16, 1985, the number of shares entitled to vote on the proposed amendment, and the number of shares that voted for and against the amendment are as follows:

     Common shares outstanding.................................  10,000
     Common shares entitled to vote............................  10,000
     Common shares voting, FOR.................................  10,000
     Common shares voting, AGAINST.............................  0

     Executed in the name of the Corporation by its President and Secretary who declare under the penalties of perjury that the facts herein are true.

Dated:  December 16, 1985               Medical Management Sciences, Inc.

                                        By:/S/
                                           ------------------------------
                                           President



                                        By:/S/
                                           ------------------------------
                                           Secretary

                        AGREEMENT AND ARTICLES OF MERGER

                                    MERGING

                             MANAGED IMAGING, INC.
                    (a Corporation of the State of Delaware)

                                      Into

                       MEDICAL MANAGEMENT SCIENCES, INC.
              (a Close Corporation which has no Board of Directors
               under Title 4 of the Corporations and Associations
            Article of the Annotated Code of the State of Maryland)


     AGREEMENT AND ARTICLES OF MERGER, dated as of December 29, 1995, made by and between Medical Management Sciences, Inc., a close corporation organized and existing under the laws of the State of Maryland ("MMS"), and Managed Imaging, Inc., a corporation organized and existing under the laws of the State of Delaware ("MII").

     The parties agree as follows:

     FIRST: MII shall be merged into MMS. Following the merger the separate corporate existence of MII shall cease and MMS shall continue as the surviving corporation (the "Surviving Corporation"). The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in this Agreement and Articles of Merger.

     SECOND: The parties to this Agreement and Articles of Merger are Medical Management Sciences, Inc., a close corporation organized and existing under the laws of the State of Maryland and Managed Imaging, Inc., a corporation incorporated on the 20th day of October, 1993, under the General Corporation Law of the State of Delaware, which corporation was qualified to do business in the State of Maryland on the 3rd day of December, 1993.

     THIRD: The articles of incorporation and by-laws of MMS as in effect on the ????? date of the merger shall be the charter and by-laws of the Surviving Corporation. The officers of MMS on the effective date of the merger shall be the officers of the Surviving Corporation and the ????? of their resignation or removal or until their successors are duly elected and qualified.

     FOURTH: The total number of shares of capital stock of all classes which MMS has authority to issue is 10,000 shares of common stock, par value $1.00 per share (aggregate par value of $10,000). The total number of shares of capital stock of all classes which MII has authority to issue is 1,500 shares of common stock with no par value.

     FIFTH: The manner and basis of converting or exchanging the outstanding shares of the capital stock of the constituent corporations into the shares or other securities of the Surviving Corporation shall be as follows:

     Each issued and outstanding share of the capital stock of MII shall be converted into and become one-hundredth of one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) Each issued and outstanding share of common stock, par value $1.00 per share of MMS shall remain outstanding as one share of common stock, par value $1.00 par share, of the Surviving Corporation.

     SIXTH: The principal office of MMS is located in the County of Baltimore, State of Maryland. The principal office of MII is located in the County of Baltimore, State of Maryland. MII owns no real property in the State of Maryland.

     SEVENTH: The terms and conditions of the transaction set forth in this Agreement and Articles of Merger were duly advised, authorized, and approved by MMS and MII in the manner and by the vote required by its charter and the laws of the state where it is organized. The manner in which the merger was approved is set forth below.

     EIGHTH: The merger was duly approved by the stockholders of MMS by unanimous written consent signed in accordance with Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, effective as of December 28, 1995.

     NINTH: The terms and conditions of the transaction of merger as set forth in this Agreement and Articles of Merger were approved by MII in the following manner.

     The merger to be effected by this Agreement and Articles of Merger was duly advised, authorized and approved by MII, in the manner and by the vote required by the laws of the State of Delaware and by the certificate of incorporation of MII.

     TENTH:  The merger is intended to be a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement and Articles of Merger is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

     ELEVENTH: The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of MII, as ????? for enforcement of any obligations of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State is Medical Management Sciences, Inc., 7135 Windsor Boulevard, Baltimore, Maryland 21244, Attention: Corporate Secretary.

     TWELFTH: This Agreement and Articles of Merger shall be filed in the office of the State Department of Assessments and Taxation, State of Maryland, and in the office of the Secretary of State of the State of Delaware, and a copy duly certified by the Secretary of State of the State of Delaware shall be recorded in the office of the recorder of deeds for Sussex County and upon filing of this Agreement and Articles of Merger in the office of the State Department of Assessments and Taxation, State of Maryland, and in the office of the Secretary of State of Delaware, the merger herein provided for shall be effective.

          IN WITNESS WHEREOF, Managed Imaging, Inc. and Medical Management Sciences, Inc., the corporation parties to the merger, have caused this Agreement and Articles of Merger to be signed in their respective corporate names and on their behalf by their respective presidents or vice-presidents and witnesses or attested by their respective secretaries or assistant secretaries as of the day and year first written.


                                   MANAGED IMAGING, INC.



                                   By /s/ Darcy P. Pollack
                                      ----------------------
                                      Name: Darcy P. Pollack
                                      Title: President



Attest,



/s/ James F. Thacker
------------------------------
Name: James F. Thacker
Title: Secretary and Treasurer



                                   MEDICAL MANAGEMENT SCIENCES, INC.



                                   By /s/ William J. DeZonia
                                      --------------------------
                                      Name: William J. DeZonia
                                      Title: President



Attest,



/s/ James F. Thacker
------------------------------
Name: James F. Thacker
Title: Secretary and Treasurer

          THE UNDERSIGNED, President of Managed Imaging, Inc., who executed on behalf of said corporation the foregoing Agreement and Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of the undersigned's knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                        /s/ Darcy P. Pollack
                                                        --------------------
                                                        Darcy P. Pollack





          THE UNDERSIGNED, President of Medical Management Sciences Inc., who executed on behalf of said corporation the foregoing Agreement and Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and further certifies that to the best of the undersigned's knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                        /s/ William J. DeZonia
                                                        -----------------------
                                                        William J. DeZonia

         I, James F. Thacker, Secretary of Managed Imaging, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, and under the seal of the corporation, that the Agreement and Articles of Merger to which this certificate is attached was duly submitted to the stockholders of said corporation, for the purpose of considering and taking action upon the proposed Agreement and Articles of Merger; that 100 shares of stock of said corporation were on said date issued and outstanding; that the holders of 100 shares voted by unanimous written consent in favor of the approval, no shares voted against the same, the said affirmative vote representing 100% of the shares of each class of the outstanding capital stock of said corporation, and that thereby the Agreement and Articles of Merger was duly adopted as the act of the stockholders of said corporation and the duly adopted agreement of said corporation.


                                       /s/ James F. Thacker
                                       --------------------------------------
                                           JAMES F. THACKER

                               ARTICLES OF MERGER

                                       OF

                                  CARSUB, INC.

                                 WITH AND INTO

                       MEDICAL MANAGEMENT SCIENCES, INC.

     Pursuant to Section 3-109 of the Maryland General Corporation Law (the "MGCL"), each of the undersigned corporations adopts the following Articles of Merger for the purpose of merging into a single corporation:


                                   ARTICLE 1.

                  PARTIES TO THE MERGER; SURVIVING CORPORATION

     Pursuant to that certain Merger Agreement, dated as of the 29th day of December, 1995 (the "Merger Agreement"), by and among Medical Management Sciences, Inc., a Maryland corporation ("MMS"), Medaphis Corporation, a Delaware corporation ("Medaphis"), and CarSub, Inc., a Georgia corporation and a wholly owned subsidiary of Medaphis ("CarSub"), each of the parties to these Articles of Merger herewith agrees to merge into a single corporation.

          (a) MMS was incorporated as a close corporation which has no Board of Directors under Title 4 of the Corporations and Associations Article of the Annotated Code.

          (b) CarSub was incorporated under the general laws of the State of Georgia on December 21, 1995 and is not qualified to do business in Maryland.

          (c) The surviving corporation upon completion of the merger (the "Surviving Corporation") shall be MMS.


                                   ARTICLE 2.

                    PRINCIPAL OFFICE; MARYLAND REAL PROPERTY

     Section 2.1. CarSub has its principal office in the State of Georgia and owns no interest in any land located in the State of Maryland.

     Section 2.2. MMS has its principal office in the County of Baltimore in the State of Maryland. MMS owns no interest in any land located in the State of Maryland.

     Section 2.3. The name and address of the resident agent in the State of Maryland of the Surviving Corporation is Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.


                                   ARTICLE 3.

                             APPROVAL OF THE MERGER

     The terms and conditions of the merger set forth in these Articles of Merger were duly advised, authorized and approved by each of the parties to the merger in the manner and by the vote required by the Charter of each party and by the laws of the State where each party is organized.

     (a) The Merger Agreement was duly adopted and approved by the unanimous written consent of the stockholders of MMS on December 29, 1995.

     (b) The Merger Agreement was duly adopted and approved by the unanimous written consent of the Board of Directors of CarSub on December 29, 1995. The Merger Agreement was duly adopted and approved by the unanimous written consent of the sole shareholder of CarSub on December 29, 1995.


                                   ARTICLE 4.

                                     STOCK


     Section 4.1. MMS is authorized to issue 10,000 shares of Common Stock, par value $1.00 per share ("MMS Stock"), with aggregate par value of $10,000.

     Section 4.2. CarSub is authorized to issue 1,000 shares of Common Stock, par value $.01 per share ("CarSub Stock"), with an aggregate par value of $10.00.

                                   ARTICLE 5

                                 PLAN OF MERGER
                                 --------------


     Section 5.1. Surviving Corporation. Subject to the provisions of the Merger Agreement, the Georgia Business Corporation Code (the "GBCC") and the MGCL, at the Effective Time (as hereinafter defined), CarSub shall be merged with and into MMS and the separate corporate existence of CarSub shall cease. MMS shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Maryland. The Merger shall have the effects set forth in Section 3-114 of the MGCL.

     Section 5.2. Effective Time. If all the conditions set forth in Article 6 of the Merger Agreement shall have been fulfilled or waived in accordance with the terms thereof and the Merger Agreement shall not have been terminated in accordance with Article 8 thereof, the parties thereto shall cause the Georgia Certificate of Merger to be properly executed and filed with the Secretary of State of the State of Georgia and these Maryland Articles of Merger to be properly executed and filed with the Maryland Department of Assessments and Taxation and the Merger shall become effective thereupon. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

     Section 5.3. Effect of Merger. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of MMS Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 601.3229104 shares of common stock, par value $.01 per share, of Medaphis ("Medaphis Stock"), each share of MMS Stock that is held in the treasury of MMS shall be cancelled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment of any consideration therefor and thereafter, each share of CarSub Stock shall be converted into one share of MMS Stock.

       Section 5.4. Method of Exchange. As of the Effective Time Medaphis will make available to each MMS stockholder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of MMS Stock (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Medaphis and the form of letter of transmittal shall so reflect. Upon surrender to Medaphis of a Certificate, together with such letter of transmittal duly executed, Medaphis shall deliver to the holder of such Certificate 601.3229104 shares of Medaphis Stock for each share of MMS Stock represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the purchase price payable upon the surrender of the Certificates. From the Effective Time until surrender in accordance with the provisions of Section 5.4 of the Merger Agreement, each Certificate shall represent for all purposes only the right to receive the consideration provided for in the Merger Agreement.

     Section 5.5. Counterparts. These Articles of Merger may be executed in any number of counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be signed and sealed in their respective names and on their respective behalf, this the 29th day of December, 1995.

                                        CARSUB, INC.


     [Corporate Seal]                   By: /s/ Michael R. Cote
                                            ---------------------------------
                                            Michael R. Cote
                                            Senior Vice President -- Finance,
Attest:                                     Chief Financial Officer and
                                            Secretary

By:  /s/
    --------------------------------
    Title: Senior Vice President --
           Administration, General
           Counsel and Secretary

                                        MEDICAL MANAGEMENT SCIENCES, INC.


     [Corporate Seal]                   By: /s/ William DeZonia
                                            ---------------------------------
                                            William DeZonia
                                            President

Attest:


By: /s/
    --------------------------------
    Title:
           -------------------------

                                  VERIFICATION

       THE UNDERSIGNED, Co-Chairman of CarSub, Inc., a Georgia corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.


                                          /s/ RANDOLPH G. BROWN
                                          -------------------------
                                          Co-Chairman, Randolph G. Brown


       THE UNDERSIGNED, President of Medical Management Sciences, Inc., a Maryland corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

                                          /s/ WILLIAM DEZONIA
                                          --------------------------
                                          President, William DeZonia

                                                                      EXHIBIT A




                               ARTICLES OF MERGER

                                    BETWEEN

                 EXECUTIVE FINANCIAL RESOURCES, INC. (VA. CORP)

                                      AND

                   CONVENIENT CARE MANAGEMENT INC. (VA. CORP)

                                  MERGING INTO

             MEDICAL MANAGEMENT SCIENCES, INC. (MD. CORP) SURVIVOR



approved and received for record by the State Department of Assessments and Taxation of Maryland December 27, 1983 at 9:05 o'clock AM, as in conformity with law and ordered recorded.
                                    002242
                                ----------------

     Recorded in Liber 2629, folio, one of the Charter Records of the State Department of Assessments and Taxation of Maryland

                                ----------------

Bonus tax paid $____________ Recording fee paid $20.00 Special Fee paid
$_________

                                ----------------

To the clerk of the  circuit  Court of Baltimore County

     IT IS HEREBY CERTIFIED, that the within instrument, together with all endorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.



     AS WITNESS my hand and seal of the said Department at Baltimore.

[SEAL]

                               ARTICLES OF MERGER
                                    MERGING
                       EXECUTIVE FINANCIAL RECOURSE, INC.
                                      AND
                        CONVENIENT CARE MANAGEMENT, INC.
                                      INTO
                       MEDICAL MANAGEMENT SCIENCES, INC.
(a close corporation under Title 4 of the Corporations, and Associations Article of the Annotated code of Maryland)

     Section 1 Executive Financial Resources, Inc., and Convenient Care Management, Inc., (Corporations of the State of Virginia) both wholly owned subsidiaries of Medical Management Sciences, Inc., and Medical Management Sciences, Inc., (a close corporation under Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland), agree that Executive Financial Resources, Inc., and Convenient Care Management, Inc., shall be merged into Medical Management Sciences, Inc., upon and subject to the terms and conditions and in the manner set forth in these Articles of Merger.

     Section 2. Executive Financial Resources, Inc., and Convenient Care Management, Inc., shall be merged into Medical Management Sciences, Inc., and such merger shall become effective as of the date of the filing of these Articles, the separate existence of Executive Financial Resources, Inc., and Convenient Care Management, Inc., (hereinafter referred to collectively as the Merged Corporations) shall cease and Medical Management Sciences, Inc., (hereinafter referred to collectively as the Merged Corporations) shall cease and Medical Management Sciences, Inc., (hereinafter referred to as the Surviving Corporation) shall continue in existence as the surviving corporation under the charter and by-laws of the surviving

Corporation without amendment thereof and shall continue to be governed by the laws of Maryland under which it was formed.

     Section 3. Executive Financial Resources, Inc., was incorporated under the general laws of the Commonwealth of Virginia on July 23, 1982 and was qualified to do business in the State of Maryland on May 9, 1983. Convenient Care Management, Inc., was incorporated under the general laws of the Commonwealth of Virginia on August 31, 1983. The Surviving Corporation was incorporated under the general laws of the State of Maryland on October 6, 1976.

     Section 4. The total number of shares of all classes of stock which Executive Financial Resources, Inc., has authority to issue is 15,000 shares of capital stock of the par value of $1.00 each, having an aggregate par value of $15,000. The total number of shares of all classes of stock which Convenient Care Management, Inc., has authority to issue is 25,000 shares of capital stock of the par value of $1.00 each, having an aggregate par value of $25,000. The total number of shares of all classes of stock which the Surviving Corporation has authority to issue 100,000 shares of Common Stock of the par value of $1.00 each, having an aggregate value of $100,000.00.

     Section 5. The manner and basis of converting or exchanging issued stock of the Merged Corporations shall be as follows:

     (a) Each share of the Common Stock, par value $1.00 per share of the Surviving Corporation issued and outstanding shall remain outstanding as one share of the Common Stock of the surviving corporation.

                                      (2)

     (b) Each share of the Merged Corporations issued and outstanding shall be retired and cancelled.

     Section 6. The principal offices of Executive Financial Resources, Inc., is located in the City of Richmond, Virginia and the County of Baltimore, State of Maryland. The principal office of Convenient Care Management, Inc., is located in the City of Richmond, Virginia. The principal office of the Surviving Corporation is located in the County of Baltimore, State of Maryland. The merged corporations own no real property in the State of Maryland.

     Section 7. The terms and conditions of the transaction set forth in these articles were duly advised by the Board of Directors and authorized and approved by the sole stockholder of the Merger Corporations and were authorized and approved by the stockholders of the Surviving Corporation (a close corporation which has no Board of Directors) in the manner and by the vote required by the Corporations and Associations Article of the Annotated Code of Maryland.

     IN WITNESS WHEREOF, the Merger Corporations and the Surviving Corporation, the corporations parties to the merger, have caused these Articles to be signed in their respective corporate names and on their behalf by their respective Presidents who hereby acknowledge these Articles to be the corporate acts of their respective corporation as of the 12th day of December, 1983, and under penalty of perjury, acknowledge all material facts herein are true.



                                      (3)

ATTEST:                            MEDICAL MANAGEMENT SCIENCES, INC.



/s/                                By  /s/                          (SEAL)
-----------------------------         ------------------------------
               Secretary                                   President


ATTEST:                            EXECUTIVE FINANCIAL RESOURCES, INC.



/s/                                By  /s/                          (SEAL)
------------------------------        ------------------------------
               Secretary                                   President


ATTEST:                            CONVENIENT CARE MANAGEMENT, INC.



/s/                                By  /s/                          (SEAL)
------------------------------        ------------------------------
               Secretary                                   President


                                      (4)

                               ARTICLES OF MERGER

                                    MERGING

                 MEDICAL MANAGEMENT SCIENCES, INC. (MD. CORP.)

                                      INTO

                        TPAC, INC. (MD. CORP.) Survivor

                             Changing its name to:

                       MEDICAL MANAGEMENT SCIENCES, INC.





approved and received for record by the State Department of Assessments and

Taxation of Maryland June 23, 1997 at 11:00 o'clock A. M. as in conformity with law and ordered recorded.



   Recorded in Liber 2388, folio 002338, one of the Charter Records of the State

Department Assessments and Taxation of Maryland



Bonus tax paid $_________Recording fee paid $15.00 Specific fee paid $________






To the clerk of the Circuit Court of Baltimore County

     IT IS HEREBY CERTIFIED, that within instrument, together with all endorsements thereon, has been received, approved and recorded by the

State Department of Assessments and Taxation of Maryland.




     AS WITNESS my hand and seal of the said Department of Baltimore.


[SEAL]

                        ARTICLES OF MERGER AND AMENDMENT

                                    MERGING

                       MEDICAL MANAGEMENT SCIENCES, INC.

                                      INTO

                                   TPAC, INC.
                    (a close corporation under Title 4 of the
                  Corporations and Associations Article of the
                          Annotated Code of Maryland)

                                      AND

                              CHANGING THE NAME OF

                                   TPAC, INC.

                                       TO

                       MEDICAL MANAGEMENT SCIENCES, INC.



     Section 1. Medical Management Sciences, Inc., a wholly owned subsidiary of TPAC, Inc., and TPAC, Inc., (a close corporation under Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland), corporations of the State of Maryland agree that Medical Management Sciences, Inc., shall be merged into TPAC, Inc., upon and subject to the terms and conditions and in the manner set forth in these Articles of Merger.

     Section 2. Medical Management Sciences, Inc., shall be merged into TPAC, Inc., and such merger shall become effective as of as of the date of filing of these Articles of Merger. When the merger becomes effective, the separate existence of Medical Management Sciences, Inc., (hereinafter referred to as the Merged Corporation) shall cease and TPAC, Inc., (hereinafter referred to as the Surviving Corporation) shall continue in existence as the surviving corporation under the charter and by-laws of the Surviving Corporation without amendment thereof except as provided herein and shall continue to be governed by the laws of Maryland under which it was formed.

     Section 3. The Merged Corporation was incorporated under the general laws of the State of Maryland on February 22, 1977. The Surviving Corporation was incorporated under the general laws of the State of Maryland on October 6, 1976.

     Section 4. The total number of shares of all classes of stock which the Merged Corporation has authority to issue is 100,000 shares of capital stock of the par value of $1.00 each, having a aggregate par value of $100,000. The total number of shares of all classes of stock which the Surviving Corporation has authority to issue is 100,000 shares of Common Stock of the par value of $1.00 each, having an aggregate par value of $100,000.

     Section 5. The manner and basis of converting or exchanging issued stock of the Merged Corporation shall be as follows:

     (a) Each share of the Common Stock, par value $1.00 per share of the Surviving Corporation issued and outstanding shall remain outstanding as one share of the Common Stock of the surviving corporation.

     (b) Each share of the Merged Corporation issued and outstanding shall be retired and cancelled.

     Section 6. The principal office of the Merged Corporation is located in the County of Baltimore, State of Maryland. The principal office of the Surviving Corporation is located in the

County of Baltimore, State of Maryland. The merged corporation owns no real property in the State of Maryland.

     Section 7. The terms and conditions of the transaction set forth in these articles were duly advised by the Board of Directors and authorized and approved by the sole stockholder of the Merged Corporation and were authorized and approved by the sole stockholder of the Surviving Corporation (a close corporation which has no board of directors) in the manner and by the vote required by the Corporations and Associations Article of the Annotated Code of Maryland.

     Section 8. The charter of the Surviving Corporation is hereby amended by adding a new Article Eleventh set forth below and by striking out Articles Second, Fourth and Fifth thereof

          "SECOND: The name of the Corporation (hereinafter called the "Corporation") is

                       MEDICAL MANAGEMENT SCIENCES, INC.

          "FOURTH: The Corporation is formed for the purposes of providing facilities management and related services for physicians, health care organizations and other professional organizations and to engage in any other lawful trades, business or activities as the stockholders may from time to time determine and the Corporation shall have all the general powers granted by law to corporations of the State of Maryland and all other powers necessary or appropriate to such purposes not specifically prohibited by law.

          "FIFTH: The post office address of the principal office of the Corporation in Maryland is The Beltway Landmark Building, 913D Landsdowne Road, Baltimore, Maryland 21227. The name and post office address of the resident agent of the Corporation in Maryland are Charles F. Fenton, 10 Light Street, Baltimore, Maryland 21202. Said resident agent is a citizen of Maryland and actually resides therein.

          "ELEVENTH: The corporation shall indemnify all persons permitted to be indemnified by Section 2-418 of the Corporations and Associations Article of the Maryland Annotated.

     code to the fullest extent now (or hereafter) permitted therein except that the Corporation may but shall not be required to purchase or maintain insurance on behalf of such persons as permitted in Subsection (h) of
     Section 2-418 of the Corporations and Associations Article.

The amendments set forth above were approved by the sole stockholder of the Surviving Corporation (a close corporation which has no board of directors).

     IN WITNESS WHEREOF, the Merged Corporation and the Surviving Corporation, the corporations parties to the merger have caused these Articles to be signed in their respective corporate names and on their behalf by their respective Presidents who hereby acknowledge these Articles to be the corporate acts of their respective corporation as of the 21st day of June, 1997, herein are true.

ATTEST:                                 MEDICAL MANAGEMENT SCIENCES, INC.


/s/                                     By /s/                          (SEAL)
--------------------------------          ------------------------------
                       Secretary                               President


ATTEST:                                 TPAC, INC.


/s/                                     By /s/                          (SEAL)
--------------------------------          ------------------------------
                       Secretary                               President


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